UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55777	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2017, Thomas K. Sittema, who has served as the chairman of the board of directors (the “Board”) of CNL Healthcare Properties II, Inc. (referred to herein as “we”, “us”, “our” or the “Company”) since November 2015 and as a director since the Company’s inception, notified the Board of his intention to resign from his position as chairman of the Board and as a director effective December 31, 2017. Mr. Sittema also announced his intention to resign from his position as chief executive officer of CHP II Advisors, LLC, the Company’s advisor.

Upon receipt of Mr. Sittema’s notice, on December 7, 2017, the remaining members of the Board, by unanimous written consent, elected Mr. Stephen H. Mauldin to serve as chairman of the Board effective January 1, 2018. Mr. Mauldin previously served as a director and vice chairman of the Board until being appointed as chairman. Mr. Mauldin will continue to serve as the Company’s chief executive officer and president. No additional directors have been elected by the Board at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

December 7, 2017

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer, President and Vice Chairman